Presentation Regarding
H. J. Heinz Company

 The Trian Group

July 2006

www.enhanceheinz.com

Heinz:  In Need of Change After Eight Years
of Value Destruction

Since William R. Johnson became CEO on April 30, 1998, Heinz’s share price has declined from $54.50 to $33.70… (1)

1998

2006

$54.

50

$33.

70

5 Failed

Restructurings

$54.

50

$33.

70

5 Failed

Restructurings

1998

2006

$54.

50

$33.

70

5 Failed

Restructurings

$54.

50

$33.

70

5 Failed

Restructurings

…Despite 5 past restructuring attempts

1998

2006

$54.

50

$33.

70

5 Failed

$54.

50

$33.

70

5 Failed

1998

2006

$54.

50

$33.

70

5 Failed

Restructurings

$54.

50

$33.

70

5 Failed

Introduction to the Trian Group

1998

2006

$54.

50

$33.

70

5 Failed

$54.

50

$33.

70

5 Failed

1998

2006

$54.

50

$33.

70

5 Failed

$54.

50

$33.

70

5 Failed

Restructurings

Why Are We Seeking Board Representation at
Heinz?

The Trian Group believes there are three critical issues to address when considering why we believe the Heinz Board needs to include our five nominees:

1998

2006

$54.

50

$33.

70

5 Failed

$54.

50

$33.

70

5 Failed

1998

2006

$54.

50

$33.

70

5 Failed

$54.

50

$33.

70

5 Failed

Restructurings

Shareholder Representation

Underperformance

Credibility

Introduction to the Trian Group

Trian is an institutional asset management firm founded by Nelson Peltz, Peter May and
Edward Garden

Unique business model

•      Concentrated portfolio of minority positions in underperforming public companies

•      Long-lock capital, which allows for a long-term investment horizon

•      Extensive track record of building businesses through operational excellence, improved execution, strategic redirection, more efficient capital allocation and stronger management focus

The Trian Group is seeking a minority Board presence, nominated and elected by shareholders, that will help re-establish Heinz as a high-performance, leading branded consumer products company

•      Second largest shareholder of Heinz with approximately fifteen times as many shares of common stock as Heinz’s executive officers and directors combined

•      Approximately $750 million invested

The Trian Group consists of investment funds and accounts managed by Trian Fund
Management, L.P. and an investment fund managed by Sandell Asset Management Corp.

1998

2006

$54.

50

$33.

70

5 Failed

$54.

50

$33.

70

5 Failed

1998

2006

$54.

50

$33.

70

5 Failed

$54.

50

$33.

70

5 Failed

Restructurings

Building Businesses

Actions/Value Added:

•

Trian acquired a 5.5% stake in Wendy’s and outlined a strategic plan entitled “A Recipe for Successful Value Creation” in December 2005 and
subsequently increased its ownership stake to 6.9% in May 2006

•

•

Comprehensive plan aimed at significantly reducing costs, increasing focus on the core brands and businesses and divesting non-core assets

Results to Date:

•

Wendy’s placed three designees proposed by Trian on its Board of Directors in March 2006; the new directors have been working with management and existing Board members to effect positive change

•

The company has since embraced and has been executing many of the plans and strategies outlined by Trian

•

In a June 2006 press release reviewing Wendy’s plans to increase sales, improve margins and reduce costs, Wendy’s Chairman James Pickett highlighted the “cooperation and commitment of all members of the
[Wendy’s] Board to enhancement of shareholder value.”  We believe this statement by Mr. Pickett attests to the positive working relationship that
Trian’s three director designees have developed with Wendy’s twelve other directors since joining the Wendy’s board in March 2006.

Trian’s principals have a proven track record of successful value creation through hands-on relationships with management.

5 Failed

$54.

50

$33.

70

5 Failed

Restructurings

1998

2006

Building Businesses

Actions/Value Added:

Acquired Snapple from The Quaker Oats Company in May 1997

Executed significant operational turnaround through successful product introductions, exciting branding and innovative consumer marketing

Reversed several years of dramatic volume declines and consistently grew top-line and bottom-line

Eliminated unnecessary bureaucracy and bloated corporate structure; created lean, streamlined organization embodied by a fast-moving, entrepreneurial culture

End Result:

Purchased Snapple for $300 million

Sold beverage group for an enterprise value of approximately $1.5 billion in October
2000

“Snapple responded almost immediately to Triarc’s management.  Sales, which had been declining 20% a year, turned flat within three months of Triarc’s
purchase…”*   – Harvard Business Review, January 2002

“Snapple was sold to Triarc and put under the management team led by Mike
Weinstein [one of the Trian Group’s Heinz director nominees].  They have revitalized the brand by strengthening the distribution agreements, introducing new products and packaging, and returning the marketing approach that has been vital to the success of the brand.” – Julian Hardwick, ABN Amro, September 25,
2000

Trian’s principals have a proven track record of successful value creation through hands-on relationships with management.

$54.

50

$33.

70

5 Failed

Restructurings

*  Sales grew consistently thereafter.

1998

2006

Building Businesses

Actions/Value Added:

Acquired interest in Triangle Industries in 1983 with the goal of making Triangle a major industrial force

Acquired National Can (1985, $420 million) and the packaging business of American
Can (1986, $600 million)

Became one of the world’s largest packaging companies and a Fortune 100 Industrial company

Created significant value by growing sales organically and through acquisitions, keeping overhead lean and properly incentivizing and working closely with management to grow the top-line

End Result:

Interest in Triangle Industries acquired for approximately $72 million

Triangle was sold for an enterprise value of approximately $4.2 billion

“Peltz and May are, in short, what the U.S. needs more of: entrepreneurs with long-term vision.  By force of example, they are demonstrating that what industrial America may need most is a vigorous application of aggressive lean management highlighted by a willingness to invest, a commitment to basic markets, and a determination to make products that customers find worth buying.
These are straightforward, traditional precepts that much more of the country’s industry should start to relearn.” – Business Week, September 15, 1986

Trian’s principals have a proven track record of successful value creation through hands-on relationships with management.

1998

2006

$54.

50

$33.

70

5 Failed

$54.

50

$33.

70

5 Failed

1998

2006

$54.

50

$33.

70

5 Failed

$54.

50

$33.

70

5 Failed

Restructurings

Building Businesses – Triangle Industries

We have created significant value for shareholders by helping to grow and build businesses

116

112

54(3)

7

7

Total Plants

24,000

23,000

14,000

2,250

2,100

Employees (000s)

$300.1

$130.6

$55.6

$7.1

$2.6

Capital Expenditures

$419.2

$228.9

$164.9

$10.6

$5.6

EBITDA(2)

$4,336

$2,668

$1,646

$170

$137

Net Revenue

1987

1986

1985

1984

1983

                                                                                                                                                     ($ in millions)

In 1988, Fortune magazine(4) ranked Triangle Industries as the best performer among all Fortune 100 Industrial companies based on
“Total Return to Investors” over the previous decade.  The vast majority of this value creation came during Messrs. Peltz and May’s stewardship at Triangle where they oversaw significant operational and strategic changes, successful acquisitions and highly profitable capital investment.

1998

2006

$54.

50

$33.

70

5 Failed

$54.

50

$33.

70

5 Failed

1998

2006

$54.

50

$33.

70

5 Failed

$54.

50

$33.

70

5 Failed

Restructurings

Enterprise Value

$80

$4,200

$0

$1,000

$2,000

$3,000

$4,000

$5,000

1983

1988

Shareholder Representation

“Would Heinz have said many of these things if Peltz had not pressured it to?
We doubt it; after all, it just announced its previous restructuring plan last fall.”

Terry Bivens, Bear Stearns, June 2006

1998

2006

$54.

50

$33.

70

5 Failed

$54.

50

$33.

70

5 Failed

1998

2006

$54.

50

$33.

70

5 Failed

$54.

50

$33.

70

5 Failed

Restructurings

The Trian Group’s Action Plan

Take measures to reduce annual costs by at least $575 million

Reduce “deals and allowances” by $300 million over time and drive growth by reinvesting these funds in consumer marketing and product innovation

Drive profitability by focusing on the key brands and geographies

Enhance total shareholder returns by more aggressively returning capital through increased share repurchases and maintaining the Company’s target dividend payout ratio of approximately 60%

Just nine days after we issued our plan – and only nine months after announcing their fifth restructuring plan under Mr. Johnson – Heinz management announced restructuring plan number six, which bears a significant resemblance to the Trian
Group’s action plan.

1998

2006

$54.

50

$33.

70

5 Failed

$54.

50

$33.

70

5 Failed

1998

2006

$54.

50

$33.

70

5 Failed

$54.

50

$33.

70

5 Failed

Restructurings

The Trian Group’s Action Plan (cont.)

Great brands define markets

During the past eight years, Heinz’s management has failed to properly invest in its brands.  Rather, the Company increasingly competes on price because of failure to drive growth through consumer marketing and product innovation

Only $148 million of SG&A expense was spent on worldwide advertising in fiscal 2006, representing 1.7% of net revenue, well below the peer group

In contrast, Heinz spent $1.9 billion on “marketing support recorded as a reduction of revenue” (typically trade spending “deals and allowances” for the retailer)

Heinz should be run as a high-performance, leading branded consumer products company.

Trian finds it disturbing that the CEO of a branded
consumer products company characterizes himself as
a poor marketer

“Most times in marketing companies, and I happen
to be a marketing guy—not a very good one, but I
was, anyway—is that you take the problem and try
to market your way out of it.  And that results in a
waste of a whole lot of money”

—William R. Johnson, June 1, 2006.

Heinz, above all else, must be a leader in marketing and innovation.

Source:  Company’s Annual Report on Form 10-K for the fiscal year ended May 3, 2006; peer average for advertising based on Wall Street equity research and company SEC filings.

1998

2006

$54.

50

$33.

70

5 Failed

$54.

50

$33.

70

5 Failed

1998

2006

$54.

50

$33.

70

5 Failed

$54.

50

$33.

70

5 Failed

Restructurings

TRIAN PARTNERS

WeightWatchers

EARTH'S BEST ORGANIC

Plasmon

Vote Gold

The Trian Group’s Action Plan (cont.)

Plasmon’s diminishing market share is just one example of management’s inability to properly manage, support and grow the Company’s brands.

Numerous Others

Examples of:

Substantial value destruction

Lack of commitment

No strategic vision

Trian has not said Plasmon, or any
business, must be sold.  But Heinz
cannot afford to repeat history

1998

2006

$54.

50

$33.

70

5 Failed

$54.

50

$33.

70

5 Failed

1998

2006

$54.

50

$33.

70

5 Failed

$54.

50

$33.

70

5 Failed

Restructurings

The Trian Group’s Action Plan (cont.)

According to the Company’s SEC filings, SG&A, in both dollars and as a percentage of net revenue, has increased dramatically while net revenue has decreased by hundreds of millions of dollars

Source:  Historical results based on the Heinz Annual Reports on Form 10-K for the fiscal years ended May 1, 2002 and April 27, 2005.  Pro forma fiscal 2006 results based on Heinz’s June 2006 analyst presentation.

Note:  Net revenue and SG&A for 2001 reflect the Company’s restated results following implementation of new accounting standards adopted in fiscal 2002 that transferred a portion of trade spending previously classified as part of SG&A into trade spending that reduced net revenue.  Beginning in fiscal 2003, net revenue and SG&A reflect the Del Monte spin-off completed in
December 2002.  All figures are adjusted to add-back non-recurring expenses and restructuring charges.

1998

2006

$54.

50

$33.

70

5 Failed

$54.

50

$33.

70

5 Failed

1998

2006

$54.

50

$33.

70

5 Failed

Restructurings

$54.

50

$33.

70

5 Failed

SG&A as % of Net Revenue (F

igures

S

ourced

F

rom Heinz’s

H

istorical SEC

F

ilings)

18.0%

18.4%

19.7%

20.4%

20.8%

21.8%

15

20

25%

2001

2002

2003

2004

2005

Pro Forma

2006

15

20

25%

Project Streamline /

Del Monte

Net Revenue ($M)

$8,821

$9,431

$8,237

$8,415

$8,912

$8,400

SG&A ($M)

$1,592

$1,738

$1,625

$1,721

$1,852

$1,831

The Trian Group’s Action Plan (cont.)

May 23, 2006:  The Trian Group put forth an action plan
targeting $575 million of cost savings ($400 million reduction in SG&A and $175 million reduction in cost of sales)

This savings number compared to a $30 million cost savings target that management had put forth only months before

June 1, 2006:  Management responded with a new plan, having
found an “incremental” $355 million of cost savings ($90
million reduction in SG&A and $265 million reduction in cost of sales)

The Trian Group’s Action Plan would not, as management asserts, cripple the Company. A careful review of the numbers bears this out.

1998

2006

$54.

50

$33.

70

5 Failed

$54.

50

$33.

70

5 Failed

1998

2006

$54.

50

$33.

70

5 Failed

$54.

50

$33.

70

5 Failed

Restructurings

The Trian Group’s Action Plan (cont.)

In 2001, Heinz SG&A was 18.0% of net revenue, or $1,592 million, versus 21.8%, or $1,831 million, in pro forma 2006

We believe Heinz should be able to at least return to 2001 SG&A levels, implying
$239 to $315 million of additional savings*

Another Perspective on Trian’s Cost Savings Target:

Had the Trian Group put forth $385 million of targeted savings, would management have said our plan was exactly right?

*$239 million is calculated by assuming a return to 2001 SG&A levels on a dollar basis.  $315 million is calculated by assuming a return to 2001 SG&A levels as a percentage of net revenue.

($ in millions)

Management’s Original Cost Savings Target

$30

Management’s New Cost of Sales Savings Target

265

Costs identified by management before and aft

er

Trian’s plan was released

$

295

Reduced SG&A to Return to 2001 Levels*

$

239

–

$

315

Total Implied Cost Savings

$534

$610

Differential to Reach Trian’s Plan

41

(35)

Trian’s Proposed Cost Savings

$575

$575

1998

2006

$54.

50

$33.

70

5 Failed

$54.

50

$33.

70

5 Failed

1998

2006

$54.

50

$33.

70

5 Failed

$54.

50

$33.

70

5 Failed

Restructurings

The Trian Group’s Action Plan (cont.)

Although Heinz’s SG&A appears to be in-line with its peers, competitors with higher SG&A have considerably higher EBITDA margins, which justifies some of that spending.  In addition, those companies with higher SG&A also spend significantly more on advertising.

Higher SG&A is acceptable only if it drives the bottom line, which has not been the case at Heinz.

Source:  Company SEC filings and presentations.

Note:  All figures shown are for the last twelve months of each company’s most recent filings.  Advertising as a percentage of net revenue is based on each company’s last fiscal year end.  Heinz figures based on pro forma 2006, as presented in the Company’s June 1, 2006 presentation.

1998

2006

$54.

50

$33.

70

5 Failed

Restructurings

$54.

50

$33.

70

5 Failed

1998

2006

$54.

50

$33.

70

5 Failed

$54.

50

$33.

70

5 Failed

SG&A as % of Net Revenue

18.5%

20.7%

21.8%

22.5%

22.8%

27.6%

35.5%

0

10

20

30

40

50%

Hershey

Kraft

Heinz

General

Mills

Campbell’s

Kellogg

Wrigley

0

10

20

30

40

50%

Group

Average

(Excl. Heinz)

(6)

(6)

(5)

EBITDA Margin (Before Advertising)

27.7%

21.3%

20.3%

25.4%

NA

29.7%

33.6%

27.5%

Advertising as a % of Net Revenue

2.6

3.8

1.7

4.1

NA

8.3

10.7

5.9

EBITDA Margin (After Advertising)

25.1%

17.5%

18.6%

21.3%

20.6%

21.4%

22.9%

21.5%

Underperformance and
Lack of Credibility

1998

2006

$54.

50

$33.

70

5 Failed

Restructurings

$54.

50

$33.

70

5 Failed

1998

2006

$54.

50

$33.

70

5 Failed

$54.

50

$33.

70

5 Failed

“The test of any board of directors is the performance of the company.”
                                    Ted Smyth, CAO and SVP, Corporate & Government
                                    Affairs, H. J. Heinz Company, October 1997 (in letter
                                    to BusinessWeek)

“The [Heinz] management team has failed to deliver on promises.
Heinz is now undergoing its fifth major restructuring program since
1997; none of which have produced the faster growth promised by management.”
                                    David Nelson, Credit Suisse, May 2006

Heinz:  In Need of Change After Eight Years
of Value Destruction

Since William R. Johnson became CEO on April 30, 1998, Heinz’s share price has declined from $54.50 to $33.70… (1)

1998

2006

$54.

50

$33.

70

5 Failed

$54.

50

$33.

70

5 Failed

1998

2006

$54.

50

$33.

70

5 Failed

$54.

50

$33.

70

5 Failed

Restructurings

…Despite 5 past restructuring attempts

1998

2006

$54.

50

$33.

70

5 Failed

$54.

50

$33.

70

5 Failed

1998

2006

$54.

50

$33.

70

5 Failed

$54.

50

$33.

70

5 Failed

Restructurings

TRIAN PARTNERS

Audited Figures
From SEC Filings

Vote Gold

A History of Hyperbole and Over-Promising and
Under-Delivering on Actual Results…

Despite the rhetoric, multiple restructurings and over $3.3 billion of net capital invested, management has failed to grow the bottom line.

Source:  Company SEC filings and press releases.

Reported EPS

$2.15

$1.29

$2.47

$1.41

$2.36

$1.82

$2.27

$2.13

$1.89

0

1

2

3

$4

1998

1999

2000

2001

2002

2003

2004

2005

2006

0

1

2

3

$4

Period during which Heinz management has claimed success

$2.15

$1.29

$2.47

$1.41

$2.36

$1.82

$2.27

$2.13

$1.89

0

1

2

3

$4

1998

1999

2000

2001

2002

2003

2004

2005

2006

0

1

2

3

$4

Period during which Heinz management has claimed success

EPS Excluding

Special Items

$2.15

$2.40

$2.57

$2.55

$2.39

$2.03

$2.20

$2.34

$2.10

Special Items

–

($1.11)

($0.10)

($1.14)

($0.03)

($0.21)

$0.07

($0.21)

($0.21)

% of Repor

ted EPS

–

(86.0%)

(4.0%)

(80.9%)

(1.3%)

(11.5%)

3.1%

(9.9%)

(11.1%)

Net Capital Investment (1999

–

2006)

-

$M

1999

–

2006

Capital expenditures

$2,251

Acquisitions

3,52

5

Cumulative Special

Items:  ($2.94)

Note:  Not so

special when they

occur almost every

year

Cumulative Special

Items:  ($2.94)

Note:  Not so

special when they

occur almost every

year

Proceeds from Divestitures

(4,402)

Total Writedowns,

Costs and Charges from Restructurings

1,970

Total Net Capital Investment

$3,343

1998

2006

$54.

50

$33.

70

5 Failed

$54.

50

$33.

70

5 Failed

1998

2006

$54.

50

$33.

70

5 Failed

$54.

50

$33.

70

5 Failed

Restructurings

…Yet the Hyperbole and Rhetoric Continue

“Heinz is structurally the Company I envisioned four years ago.”

William R. Johnson,

                                Chairman, President and CEO, H.J. Heinz Company

                                June 1, 2006

Source:  Historical results based on the Heinz Annual Reports on Form 10-K for each respective fiscal year.  Pro forma 2006 results based on Heinz’s June 2006 analyst presentation.  All figures are adjusted to add-back non-recurring expenses and restructuring charges, with the exception of reported EPS.

Note:  2006 EPS numbers based on actual 2006 results.  The Company indicated in its June 2006 analyst presentation that pro forma 2006 EPS is estimated at $2.13.

Though management claims that the last four years have shown improvement, important performance metrics do not bear this out.

1998

2006

$54.

50

$33.

70

5 Failed

$54.

50

$33.

70

5 Failed

1998

2006

$54.

50

$33.

70

5 Failed

$54.

50

$33.

70

5 Failed

Restructurings

($ in millions, except per sha

re value)

2002

2003

(

7

)

2004

2005

Pro Forma

2006

Net Revenue

$9,431

$8,237

$8,415

$8,912

$8,400

EBITDA

1,910

1,576

1,606

1,634

1,560

EBITDA Margin

20.3%

19.1%

19.1%

18.3%

18.6%

Reported EPS (Audited)

2.36

1.82

2.27

2.13

1.89

EPS Excluding

Special Items

2.39

2.03

2.20

2.34

2.10

Fiscal Year End Share Price

$42.80

$29.88

$38.08

$36.87

$33.70

(

8

)

Poor Performance Has Translated Into Negative
Shareholder Returns

Despite management’s repeated promises, shareholder returns have significantly underperformed for the better part of a decade.

1998

2006

$54.

50

$33.

70

5 Failed

$54.

50

$33.

70

5 Failed

Restructurings

1998

2006

$54.

50

$33.

70

5 Failed

$54.

50

$33.

70

5 Failed

Total Shareholder Returns

(

9

)

8

-

Year

(

10

)

5

-

Year

3

-

Year

Heinz

(

11

)

(10.8

%)

2.0

%

15.7

%

(34.0%) excluding

cash dividends

Large

-

Cap Food Index

(

12

)

26.4

42.0

41.0

Mid

-

Cap Food Index

(

13

)

54.6

46.1

33.8

S&P 500

28.2

1.7

59.2

Heinz Stock Price Performance:  $54.50 to $33.70(14)  Under William R. Johnson

15.00

30.00

45.00

60.00

$75.00

4/98

9/99

1/01

6/02

10/03

2/05

7/06

15.00

30.00

45.00

60.00

$75.00

Project Millennia

March 14, 1997  5-Year Plan

William R. Johnson, President/COO

Operation Excel

February 17, 1999

Project Streamline

March 15, 2001

Del Monte Spin-Off

June 13, 2002

Growth and

Innovation Plan

September 20, 2005

Superior Value

and Growth Plan

June 1, 2006

Rumors surface of activist involvement

February 6, 2006

Stock Price:  $33.70

William R. Johnson starts as CEO

April 30, 1998

Stock Price:  $54.50

The First Plan:  Project Millennia (1997)

“Heinz has launched this bold initiative, which we call Project Millennia, to deliver the 21st
Century early and produce unprecedented competitive strength to ride the global growth wave in terms of brand growth, financial performance and enhanced shareholder value.”

H.J. Heinz Company,
                                March 14, 1997

Source:  Company SEC filings and press releases.

1998

2006

$54.

50

$33.

70

5 Failed

$54.

50

$33.

70

5 Failed

1998

2006

$54.

50

$33.

70

5 Failed

$54.

50

$33.

70

5 Failed

Restructurings

($ in millions)

Project

Millennia

1997

Expected Annual Cost Savings

$200

Expected Head Count Reductions

2,500

Writedowns, Costs & Restructuring Charges

$728

History of Past Restructuring Plans

The Second Plan:  Operation Excel (1999)

“Operation Excel …. will create the greatest transformation in the history of Heinz”

William R. Johnson
President and CEO, H.J. Heinz Company,
                                February 17, 1999

“…we are confident that the savings generated by restructuring and the marketing initiatives already underway will generate sustained volume growth and increased shareholder value”

William R. Johnson
President and CEO, H.J. Heinz Company,
                                February 17, 1999

Source:  Company SEC filings and press releases.

1998

2006

$54.

50

$33.

70

5 Failed

Restructurings

($ in millions)

Project

Millennia

Operation

Excel

1997

1999

Expected Annual Cost Savings

$200

$200

Expected Head Count Reductions

2,500

3,000

–

4,000

Writedowns, Costs & Restructuring Charges

$728

$1,200

History of Past Restructuring Plans (cont.)

The Third Plan:  Project Streamline (2001)

“Our goal is to make all of our global businesses as competitive as possible as Heinz aims to achieve stronger sales and profit growth.”

William R. Johnson
Chairman, President and CEO, H.J. Heinz Company,
                                March 15, 2001

Source:  Company SEC filings and press releases.

1998

2006

$54.

50

$33.

70

5 Failed

Restructurings

($ in millions)

Project

Millennia

Operation

Excel

Project

Streamline

1997

1999

2001

Expected Annual Cost Savings

$200

$200

$60

Expected Head Count Reductions

2,500

3,000

–

4,000

1,900

Writedowns, Costs & Restructuring Charges

$728

$1,200

$317

History of Past Restructuring Plans (cont.)

The Fourth Plan:  Del Monte Spin-Off (2002)

“Heinz will become a faster-growing, more focused, international food company, targeting consistent earnings per share increases of 8 to 10 percent per year and targeting 3 to 4 percent increases in annual sales following this transition year.”

William R. Johnson
Chairman, President and CEO, H.J. Heinz Company,
                                June 13, 2002

Source:  Company SEC filings and press releases.

1998

2006

$54.

50

$33.

70

5 Failed

Restructurings

$54.

50

$33.

70

5 Failed

Restructurings

1998

2006

$54.

50

$33.

70

5 Failed

Restructurings

($ in millions)

Project

Millennia

Operation

Excel

Project

Streamline

Del Monte

Spin

-

Off

1997

1999

2001

2002

Expected Annual Cost Savings

$200

$200

$60

–

Expected Head Count Reductions

2,500

3,000

–

4,000

1,900

5,000/100

(15)

Writedowns,

Costs & Restructuring Charges

$728

$1,200

$317

$269

History of Past Restructuring Plans (cont.)

The Fifth Plan:  Growth & Innovation (September 2005)

“Heinz is becoming an even more attractive investment opportunity as we focus on three strong categories where we have the consumer expertise, the leading brands and operational capabilities to generate stronger and higher quality growth in profits and sales.”

William R. Johnson
Chairman, President and CEO, H.J. Heinz Company,
                                September 20, 2005

Source:  Company SEC filings and press releases.

1998

2006

$54.

50

$33.

70

5 Failed

Restructurings

$54.

50

$33.

70

5 Failed

Restructurings

1998

2006

$54.

50

$33.

70

5 Failed

Restructurings

$54.

50

$33.

70

5 Failed

Restructurings

($ in millions)

Project

Millennia

Operation

Excel

Project

Streamline

Del Monte

Spin

-

Off

Growth &

Innovation

1997

1999

2001

2002

2005

Expected Annual Cost Savings

$200

$200

$60

–

$30

Expected Head Count Reductions

2,500

3,000

–

4,000

1,900

5,0

00/100

(1

5

)

–

Writedowns, Costs & Restructuring Charges

$728

$1,200

$317

$269

$157

History of Past Restructuring Plans (cont.)

The Sixth Plan:  Superior Value and Growth (June 2006)

“We have the right strategy, the right brands and the right people to drive the business forward.
We are in fighting shape to deliver high quality earnings growth by relentlessly attacking non-
value added costs and innovating and growing some of the world’s best brands.”

William R. Johnson
Chairman, President and CEO, H.J. Heinz Company,
                                June 1, 2006 (after release of the Trian Group’s Action Plan)

Source:  Company SEC filings and press releases.

1998

2006

$54.

50

$33.

70

5 Failed

Restructurings

$54.

50

$33.

70

5 Failed

Restructurings

1998

2006

$54.

50

$33.

70

5 Failed

Restructurings

$54.

50

$33.

70

5 Failed

Restructurings

($ in millions)

Project

Millennia

Operation

Excel

Project

Streamline

Del Monte

Spin-off

Growth &

Innovation

Superior

Value &

Growth

1997

1999

2001

2002

2005

June 2006

Expected Annual Cost Savings

$200

$200

$60

–

$30

$355

(1

6

)

Expected Head Count Reductions

2,500

3,000

–

4,000

1,900

5,000/100

(1

5

)

–

2,700

Writedowns, Costs & Restructuring Charges

$728

$1,200

$317

$269

$157

–

Release of The Trian Group’s

Action Plan May 2006

History of Past Restructuring Plans (cont.)

Summary of Past Restructuring Plans

Had management executed on its five prior plans, Heinz stated
it would now have sales of approximately $14 to $15 billion, would have achieved approximately $490 million in cost
savings (not including savings from the most recent plan of
$355 million, which would bring total savings to $845 million)
and we believe would have EPS of between $4.00 and $5.00

Instead, the Company recently reported fiscal 2006 sales of
$8.6 billion and EPS of $1.89, down from $2.13 in fiscal 2005

Heinz management has consistently failed to execute on its plans and promises, trumpeting purported performance while actual results have been disappointing.

1998

2006

$54.

50

$33.

70

5 Failed

Restructurings

$54.

50

$33.

70

5 Failed

Restructurings

1998

2006

$54.

50

$33.

70

5 Failed

Restructurings

$54.

50

$33.

70

5 Failed

Restructurings

Management Is Always a Couple of Excuses Away
from Declaring Victory

“Being diversified is supposed to reduce risk, but with HNZ it has been a ‘leaky bucket’
situation, where management works to fix one problem just as another one is developing.”

John M. McMillin,

Prudential-Financial,

February 2002

1998

2006

$54.

50

$33.

70

5 Failed

Restructurings

$54.

50

$33.

70

5 Failed

Restructurings

1998

2006

$54.

50

$33.

70

5 Failed

Restructurings

$54.

50

$33.

70

5 Failed

Restructurings

Q2 2005
Tegel Poultry in New Zealand;
European Seafood; Lower volume in Europe
and Asia-Pacific

Q4 2004
PLASMON; SmartOnes; Italy; supply chain
costs in European Seafood; Zimbabwe

Q1 2005
Asia-Pacific; Promotional activity
related to baby food restage in Italy

Q1 2006
Europe (frozen seafood and hot
vegetables); New Zealand Poultry

Q4 2005
UK; Italy; Seafood; Europe; China; Tegel
Poultry in New Zealand

Q1 2007
To Come?

Q2 2002
Foodservice; pet food; seafood; Asia-Pacific

Q4 2002
Japan; Australia; Food service; pet food

Q1 2004
Europe;
Zimbabwe

Q3 2004
Europe;
Asia Pacific

Q4 2003
Divestitures; Frozen
foods; Zimbabwe

Q1 2003
US Seafood; pet food;
Indonesia

Q3 2002
Restructuring charge; divestitures; pet products; seafood

Q2 2003
Heinz North America;
Southern Europe

Q3 2003
Frozen foods;
potato business

According to Heinz management, performance would have been better, but for…

Q3 2005
New Zealand Poultry;

Indonesia Poultry; Europe

Q2 2004
Zimbabwe;
Frozen foods

Q2 2006
Tegel; UK and
US Food Poultry

Q3 2006
Asia-Pacific
commodity costs

Q4 2006
UK Promotional
Activity

TRIAN PARTNERS

Superior Total Shareholder Returns Since FY03

Vote Gold

Heinz     S&P Packaged Food Index

Heinz Total Shareholder Returns vs. Industry
Through February 2006

However, Mr. Johnson prefers to look at the Company’s performance on his terms…“Heinz’s
Total Shareholder Return has outperformed the average of the food industry since the launch of our strategy in December 2002” (almost five years after becoming CEO)…

Source:  Bloomberg.

Note:  Returns adjusted for dividends and assumes the same methodology Heinz has used in its recent presentations.  All returns are through February 3, 2006.

16.0%

18.9%

The Only Period
Which Mr. Johnson
Claims Success

1998

2006

$54.

50

$33.

70

5 Failed

Restructurings

$54.

50

$33.

70

5 Failed

Restructurings

1998

2006

$54.

50

$33.

70

5 Failed

Restructurings

$54.

50

$33.

70

5 Failed

Restructurings

Since
12/20/02

TRIAN PARTNERS

Superior Total Shareholder Returns
Since FY03

Vote Gold

Heinz     S&P 500 Packaged Foods Index

Heinz Total Shareholder Returns vs. Industry
Through February 2006 (cont.)

How about since Mr. Johnson became CEO eight years ago…

Source:  Bloomberg.

Note:  Returns adjusted for dividends and assumes the same methodology Heinz has used in its recent presentations.  All returns are through February 3, 2006.

(10.1%)

23.0%

16.0%

18.9%

The Only Period
Which Mr. Johnson
Claims Success

8-Year(10)

1998

2006

$54.

50

$33.

70

5 Failed

Restructurings

$54.

50

$33.

70

5 Failed

Restructurings

1998

2006

$54.

50

$33.

70

5 Failed

Restructurings

$54.

50

$33.

70

5 Failed

Restructurings

Since
12/20/02

TRIAN PARTNERS

Superior Total Shareholder Returns
Since FY03

Vote Gold

Heinz     S&P 500 Packaged Foods Index

Heinz Total Shareholder Returns vs. Industry
Through February 2006 (cont.)

Or over the past seven years…

Source:  Bloomberg.

Note:  Returns adjusted for dividends and assumes the same methodology Heinz has used in its recent presentations.  All returns are through February 3, 2006.

(10.1%)

(11.3%)

23.0%

31.9%

16.0%

18.9%

The Only Period
Which Mr. Johnson
Claims Success

8-Year(10)             7-Year

1998

2006

$54.

50

$33.

70

5 Failed

Restructurings

$54.

50

$33.

70

5 Failed

Restructurings

1998

2006

$54.

50

$33.

70

5 Failed

Restructurings

$54.

50

$33.

70

5 Failed

Restructurings

Since
12/20/02

TRIAN PARTNERS

Superior Total Shareholder Returns Since FY03

Vote Gold

Heinz     S&P 500 Packaged Foods Index

Heinz Total Shareholder Returns vs. Industry
Through February 2006 (cont.)

Or past six years…

Source:  Bloomberg.

Note:  Returns adjusted for dividends and assumes the same methodology Heinz has used in its recent presentations.  All returns are through February 3, 2006.

(10.1%)

(11.3%)

36.5%

23.0%

31.9%

91.2%

16.0%

18.9%

The Only Period
Which Mr. Johnson
Claims Success

8-Year(10)             7-Year                    6-Year

1998

2006

$54.

50

$33.

70

5 Failed

Restructurings

$54.

50

$33.

70

5 Failed

Restructurings

1998

2006

$54.

50

$33.

70

5 Failed

Restructurings

$54.

50

$33.

70

5 Failed

Restructurings

Since
12/20/02

TRIAN PARTNERS

Superior Total Shareholder Returns
Since FY03

Vote Gold

Heinz     S&P 500 Packaged Foods Index

Heinz Total Shareholder Returns vs. Industry
Through February 2006 (cont.)

Or past five years…

Source:  Bloomberg.

Note:  Returns adjusted for dividends and assumes the same methodology Heinz has used in its recent presentations.  All returns are through February 3, 2006.

(10.1%)

(11.3%)

36.5%

2.0%

23.0%

31.9%

91.2%

27.0%

16.0%

18.9%

The Only Period
Which Mr. Johnson
Claims Success

8-Year(10)             7-Year                    6-Year                     5-Year

1998

2006

$54.

50

$33.

70

5 Failed

Restructurings

$54.

50

$33.

70

5 Failed

Restructurings

1998

2006

$54.

50

$33.

70

5 Failed

Restructurings

$54.

50

$33.

70

5 Failed

Restructurings

Since
12/20/02

TRIAN PARTNERS

Superior Total Shareholder Returns
Since FY03

Vote Gold

Heinz     S&P 500 Packaged Foods Index

Heinz Total Shareholder Returns vs. Industry
Through February 2006 (cont.)

Or past four years…

Source:  Bloomberg.

Note:  Returns adjusted for dividends and assumes the same methodology Heinz has used in its recent presentations.  All returns are through February 3, 2006.

(10.1%)

(11.3%)

36.5%

2.0%

7.7%

23.0%

31.9%

91.2%

27.0%

22.1%

16.0%

18.9%

The Only Period
Which Mr. Johnson
Claims Success

8-Year(10)             7-Year                    6-Year                     5-Year                    4-Year

1998

2006

$54.

50

$33.

70

5 Failed

Restructurings

$54.

50

$33.

70

5 Failed

Restructurings

1998

2006

$54.

50

$33.

70

5 Failed

Restructurings

$54.

50

$33.

70

5 Failed

Restructurings

Since
12/20/02

TRIAN PARTNERS

Superior Total Shareholder Returns
Since FY03

Vote Gold

Heinz     S&P 500 Packaged Foods Index

Heinz Total Shareholder Returns vs. Industry
Through February 2006 (cont.)

Or past three years…

Source:  Bloomberg.

Note:  Returns adjusted for dividends and assumes the same methodology Heinz has used in its recent presentations.  All returns are through February 3, 2006.

(10.1%)

(11.3%)

36.5%

2.0%

7.7%

17.9%

23.0%

31.9%

91.2%

27.0%

22.1%

16.0%

18.9%

21.0%

The Only Period
Which Mr. Johnson
Claims Success

8-Year(10)             7-Year                    6-Year                     5-Year                    4-Year                                                      3-Year                   2/6/04

1998

2006

$54.

50

$33.

70

5 Failed

Restructurings

$54.

50

$33.

70

5 Failed

Restructurings

1998

2006

$54.

50

$33.

70

5 Failed

Restructurings

$54.

50

$33.

70

5 Failed

Restructurings

Since
12/20/02

Heinz     S&P 500 Packaged Foods Index

TRIAN PARTNERS

Superior Total Shareholder Returns
Since FY03

Vote Gold

Heinz     S&P 500 Packaged Foods Index

Heinz Total Shareholder Returns vs. Industry
Through February 2006 (cont.)

Mr. Johnson only likes to measure his “success” from a single point in time when Heinz’s stock price had fallen to 64% of the price when he began his tenure as CEO…

Source:  Bloomberg.

Note:  Returns adjusted for dividends and assumes the same methodology Heinz has used in its recent presentations.  All returns are through February 3, 2006.

(10.1%)

(11.3%)

36.5%

2.0%

7.7%

17.9%

23.0%

31.9%

91.2%

27.0%

22.1%

16.0%

7.0%

18.9%

0.1%

21.0%

The Only Period
Which Mr. Johnson
Claims Success

8-Year(10)             7-Year                    6-Year                     5-Year                    4-Year                                                       3-Year                     2-Year

1998

2006

$54.

50

$33.

70

5 Failed

Restructurings

$54.

50

$33.

70

5 Failed

Restructurings

1998

2006

$54.

50

$33.

70

5 Failed

Restructurings

$54.

50

$33.

70

5 Failed

Restructurings

Since
12/20/02

Heinz Total Shareholder Returns vs. Industry
Through February 2006

If Mr. Johnson insists on measuring performance since December 2002…

Source:  Bloomberg.

Note:  Returns adjusted for dividends and assumes the same methodology Heinz has used in its recent presentations.  All returns are through February 3, 2006.

1998

2006

$54.

50

$33.

70

5 Failed

Restructurings

$54.

50

$33.

70

5 Failed

Restructurings

1998

2006

$54.

50

$33.

70

5 Failed

Restructurings

$54.

50

$33.

70

5 Failed

Restructurings

126.6%

49.2%

18.9%

H.J. Heinz Company

S&P 500

Triarc Companies Inc.

®

®

Setting the Record Straight

1998

2006

$54.

50

$33.

70

5 Failed

Restructurings

Triarc acquired Snapple from the
Quaker Oats Company in May 1997 for
$300 million

Introduced new products, branding and
consumer marketing

Reversed volume declines and consistently
grew top-line and bottom-line

Eliminated unnecessary bureaucracy

Sold beverage group for an enterprise
value of approximately $1.5 billion in
October 2000

While we create shareholder value…

Heinz sold Weight Watchers in July
1999 for $735 million to the Invus Group,
Inc.(17)

Invus “made an outsized profit…[of] 14
times the $223.7 million it invested in
1999”(18) when it took Weight Watchers
public in November 2001

Today Weight Watchers has a market
capitalization of $4.2 billion, an
enterprise value of $4.8 billion and has
grown EBITDA more than three-fold since
the Heinz sale

In June 2006, Nestle acquired Jenny Craig
noting the importance of “weight
management as a key competence” and the
growing relevance of health trends in the
food industry

…Heinz gives it away

The Trian Group’s Proposed
Director Nominees

1998

2006

$54.

50

$33.

70

5 Failed

Restructurings

$54.

50

$33.

70

5 Failed

Restructurings

1998

2006

$54.

50

$33.

70

5 Failed

Restructurings

$54.

50

$33.

70

5 Failed

Restructurings

Introduction to the Trian Group

Operational experience as Chairman and CEO of a Fortune 100 Industrial company with over 20,000 employees

Significant turnaround expertise with multiple organizations

A history of building successful businesses and overseeing companies at the board level

Over 30 years of relevant experience as a senior executive and board member for numerous public companies

Triarc Companies, Inc., Ascent Entertainment Group, Inc., Triangle Industries Inc., Encore Capital Group, Inc.,

Appointed to be board of The Leslie Fay Companies, Inc. to execute a restructuring plan following the Company’s
Chapter 11 filings

Significant accounting and financial reporting/compliance expertise, which complements deep operational and leadership experience

Extensive investment banking and capital markets experience complemented by public board experience

Excelled at providing strategic advisory services to clients and executing debt and equity financings

Ability to work with companies to execute turnarounds and rebuild credibility

Highly successful entrepreneur

Described by BusinessWeek as a professional who “exudes a magnetism that appeals even to consumers who have never picked up a golf club”

Identified by Sports Illustrated as the man who pioneered modern sports marketing

Built Great White Shark Enterprises, a $300 million multinational corporation

Includes award winning wines, apparel, homebuilding, turf grass and golf course design

14 straight quarters of double-digit growth from 2002 to 2005

Extensive international experience

Highly successful marketing background

CEO of Snapple Beverage Group and President of Global Innovation and Business Development at Cadbury-Schweppes

Significant M&A experience

The Trian nominees each bring a diverse array of critical operational skills, board and management experience to the table.

1998

2006

$54.

50

$33.

70

5 Failed

Restructurings

$54.

50

$33.

70

5 Failed

Restructurings

1998

2006

$54.

50

$33.

70

5 Failed

Restructurings

$54.

50

$33.

70

5 Failed

Restructurings

Nelson Peltz

Peter W. May

Edward P.
Garden

Greg Norman

Michael
Weinstein

Interlocking Director Relationships Inhibit
Effective Oversight at Heinz

1998

2006

$54.

50

$33.

70

5 Failed

Restructurings

$54.

50

$33.

70

5 Failed

Restructurings

1998

2006

$54.

50

$33.

70

5 Failed

Restructurings

$54.

50

$33.

70

5 Failed

Restructurings

Note:  Includes current and former positions.

University of Pittsburgh

1

2

3

US Steel

3

Business Roundtable

2

5

Amerada Hess Corporation

1

4

Augusta National Golf Club

3

6

The PNC Financial
Services Group, Inc.

1

3

Extra Mile Foundation

1

Pittsburgh Cultural Trust

2

3

Grocery Manufacturers
Association

1

6

PPG Industries, Inc.

2

3

Marathon Oil Corporation

3

5

Hercules Incorporated

7

4

Allegheny Conference on
Community Development

1

2

3

William R.
Johnson

1

2

Charles E.
Bunch

3

Thomas J.
Usher

4

Edith E.
Holiday

5

Dennis H.
Reilley

6

Peter H.
Coors

7

7

John G.
Drosdick

3

1

Conclusion

The Trian Group’s director nominees are committed to acting in the best interest of ALL shareholders and will seek to effect prudent and thoughtful decision making, thus enabling management to successfully execute a value-enhancing strategic plan for Heinz.

1998

2006

$54.

50

$33.

70

5 Failed

Restructurings

$54.

50

$33.

70

5 Failed

Restructurings

1998

2006

$54.

50

$33.

70

5 Failed

Restructurings

$54.

50

$33.

70

5 Failed

Restructurings

Shareholder Representation

Underperformance

Credibility

Endnotes

(1)

Heinz’s closing share prices are as of April 30, 1998 and February 6, 2006, per the Company’s website.  Share prices are not adjusted for dividends or the spin-off of assets to Del Monte in
December 2002 (Heinz’s shareholders received approximately $3.45 in value, in Del Monte shares, per Heinz share as part of this transaction).  February 6, 2006 marked the beginning of a period during which the Company’s average daily trading volume rose significantly above historical levels and, on or about that time, rumors began to spread of activist involvement in the stock.  See Endnote 14.

(2)

For the year ended 1984, the financials were adjusted downward to reflect the disposition of Rowe.  In 1984, prior to the adjustment, Triangle revenues including full year contribution from
Rowe International, Inc. were $291 mm and earnings before interest, taxes, depreciation and amortization (“EBITDA”) was $18 mm.  Analysis reflects revenues adjusted for the Rowe disposition of $169.5 mm and assumes constant margins for Triangle in 1984.

(3)

National Can Corporation also had at least one research and development facility.

(4)

April 25, 1988.

(5)

See footnote 19 to the Company’s Annual Report on Form 10-K for the period ended May 3, 2006.  Only includes advertising costs included in SG&A (and not netted against revenue) as we believe this measure is more comparable to how peer companies report advertising.

(6)

For the Campbell Soup Co. and the Kellogg Co., SG&A as a percentage of net revenue and EBITDA margin are both adjusted for stock compensation expense recognized in 2006 in accordance with the new provisions of SFAS 123R.  The adjustments are $65.0 million and $15.4 million, for the Campbell Soup Co. and the Kellogg Co. respectively.  Additionally, advertising expenses are not disclosed for the Campbell Soup Co.

(7)

Post spin-off of assets to Del Monte.  Heinz shareholders received approximately $3.45 in value (in Del Monte shares) per Heinz share as part of this transaction.

(8)

Share price as of February 6, 2006.  See Endnote 14.

(9)

Total Shareholder Returns reflect changes in share price plus dividends.  All share prices used to calculate Total Shareholder Returns throughout this presentation are as of February 6,
2006. See Endnote 14.

(10)

As of April 30, 1998, when current management began its tenure.

(11)

Adjusted to reflect the value of Del Monte shares received by Heinz shareholders upon completion of the transaction in December 2002.

(12)

Includes Conagra Foods Inc., Campbell Soup Co., General Mills Inc., Hershey Co., Kellogg Co., Sara Lee Corp., Wm. Wrigley Jr. Company, Unilever NV, Cadbury Schweppes PLC,
Nestle NA, and Group Danone.

(13)

Includes Hain Celestial Group, The J.M. Smucker Company, Lance Inc., McCormick & Company Inc., NBTY Inc., Ralcorp Holdings Inc. and Tootsie Roll Industries Inc.

(14)

All calculations of share prices throughout this presentation are as of February 6, 2006.  From February 6, 2006 through June 20, 2006, the Company’s share price rose 23%.  During that time period, we believe nothing material changed at the Company operationally or strategically.  In addition, February 6, 2006 marked the beginning of a period during which the
Company’s average daily trading volume rose significantly above historical levels and, on or about that time, rumors began to spread of activist involvement in the stock.  Therefore, we do not believe that shareholder returns since February 6, 2006 are reflective of fundamental changes in the performance of the Company or actions of management.

(15)

Approximately 5,000 Heinz employees were to be transferred to Del Monte and less than 100 jobs throughout the Heinz US and Canadian operations were to be eliminated per Heinz 8-K dated June 12, 2002.

(16)

The $355 million in savings is incremental to the $30 million from the September 2005 plan.

(17)

The Invus Group, Inc. acts as an exclusive advisor to Artal Luxembourg, S.A.

(18)

Source:  The Deal.com dated February 1, 2006.

1998

2006

$54.

50

$33.

70

5 Failed

Restructurings

$54.

50

$33.

70

5 Failed

Restructurings

1998

2006

$54.

50

$33.

70

5 Failed

Restructurings

$54.

50

$33.

70

5 Failed

Restructurings

THIS PRESENTATION IS FOR GENERAL INFORMATIONAL PURPOSES ONLY. IT DOES NOT HAVE REGARD TO THE SPECIFIC INVESTMENT
OBJECTIVE, FINANCIAL SITUATION, SUITABILITY, OR THE PARTICULAR NEED OF ANY SPECIFIC PERSON WHO MAY RECEIVE THIS PRESENTATION,
AND SHOULD NOT BE TAKEN AS ADVICE ON THE MERITS OF ANY INVESTMENT DECISION. THE VIEWS EXPRESSED HEREIN REPRESENT THE
OPINIONS OF THE TRIAN GROUP, AND ARE BASED ON PUBLICLY AVAILABLE INFORMATION WITH RESPECT TO H. J. HEINZ COMPANY (THE
“ISSUER”). CERTAIN FINANCIAL INFORMATION AND DATA USED HEREIN HAVE BEEN DERIVED OR OBTAINED FROM FILINGS MADE WITH THE
SECURITIES AND EXCHANGE COMMISSION (“SEC”) BY THE ISSUER OR OTHER COMPANIES THE TRIAN GROUP CONSIDERS COMPARABLE.

THE TRIAN GROUP HAS NOT SOUGHT OR OBTAINED CONSENT FROM ANY THIRD PARTY TO THE USE OF PREVIOUSLY PUBLISHED INFORMATION
AS PROXY SOLICITING MATERIAL. ANY SUCH STATEMENTS OR INFORMATION SHOULD NOT BE VIEWED AS INDICATING THE SUPPORT OF SUCH
THIRD PARTY FOR THE VIEWS EXPRESSED HEREIN. NO WARRANTY IS MADE THAT DATA OR INFORMATION, WHETHER DERIVED OR OBTAINED
FROM FILINGS MADE WITH THE SEC OR FROM ANY THIRD PARTY, ARE ACCURATE.

THE TRIAN GROUP SHALL NOT BE RESPONSIBLE OR HAVE ANY LIABILITY FOR ANY MISINFORMATION CONTAINED IN ANY SEC FILING OR THIRD
PARTY REPORT. THERE IS NO ASSURANCE OR GUARANTEE WITH RESPECT TO THE PRICES AT WHICH ANY SECURITIES OF THE ISSUER WILL
TRADE, AND SUCH SECURITIES MAY NOT TRADE AT PRICES THAT MAY BE IMPLIED HEREIN. THE ESTIMATES, PROJECTIONS, PRO FORMA
INFORMATION AND POTENTIAL IMPACT OF THE TRIAN GROUP’S ACTION PLAN SET FORTH HEREIN ARE BASED ON ASSUMPTIONS WHICH THE
TRIAN GROUP BELIEVE TO BE REASONABLE, BUT THERE CAN BE NO ASSURANCE OR GUARANTEE THAT ACTUAL RESULTS OR PERFORMANCE OF
THE ISSUER WILL NOT DIFFER, AND SUCH DIFFERENCES MAY BE MATERIAL. THIS PRESENTATION DOES NOT RECOMMEND THE PURCHASE OR
SALE OF ANY SECURITY. MEMBERS OF THE TRIAN GROUP RESERVE THE RIGHT TO CHANGE ANY OF THEIR OPINIONS EXPRESSED HEREIN AT ANY
TIME AS THEY DEEM APPROPRIATE. THE TRIAN GROUP DISCLAIMS ANY OBLIGATION TO UPDATE THE INFORMATION CONTAINED HEREIN.

UNDER NO CIRCUMSTANCES IS THIS PRESENTATION TO BE USED OR CONSIDERED AS AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO
BUY ANY SECURITY. MEMBERS OF THE TRIAN GROUP CURRENTLY HOLD SHARES OF COMMON STOCK REPRESENTING AN AGGREGATE
OWNERSHIP OF APPROXIMATELY 5.5% OF THE OUTSTANDING COMMON STOCK OF THE ISSUER. THE TRIAN GROUP MANAGES FUNDS AND
ACCOUNTS THAT ARE IN THE BUSINESS OF TRADING – BUYING AND SELLING – PUBLIC SECURITIES. IT IS POSSIBLE THAT THERE WILL BE
DEVELOPMENTS IN THE FUTURE THAT CAUSE ONE OR MORE MEMBERS OF THE TRIAN GROUP FROM TIME TO TIME TO SELL ALL OR A PORTION
OF THEIR SHARES IN OPEN MARKET TRANSACTIONS OR OTHERWISE (INCLUDING VIA SHORT SALES), BUY ADDITIONAL SHARES (IN OPEN MARKET
OR PRIVATELY NEGOTIATED TRANSACTIONS OR OTHERWISE), OR TRADE IN OPTIONS, PUTS, CALLS OR OTHER DERIVATIVE INSTRUMENTS
RELATING TO SUCH SHARES. THE MEMBERS OF THE TRIAN GROUP ALSO RESERVE THE RIGHT TO TAKE ANY ACTIONS WITH RESPECT TO THEIR
INVESTMENTS IN THE ISSUER AS THEY MAY DEEM APPROPRIATE, INCLUDING, BUT NOT LIMITED TO, COMMUNICATING WITH MANAGEMENT OF
THE ISSUER, THE BOARD OF DIRECTORS OF THE ISSUER AND OTHER INVESTORS OR CONDUCTING A PROXY SOLICITATION WITH RESPECT TO
THE ELECTION OF PERSONS TO THE BOARD OF DIRECTORS OF THE ISSUER.

THE TRIAN GROUP HAS PREVIOUSLY FILED ITS DEFINITIVE PROXY STATEMENT WITH THE SEC AND HAS BEGUN THE PROCESS OF MAILING ITS
DEFINITIVE PROXY STATEMENT AND GOLD PROXY CARD TO SHAREHOLDERS.  SHAREHOLDERS ARE STRONGLY ADVISED TO READ THE PROXY
STATEMENT AND OTHER RELATED DOCUMENTS, AS THEY CONTAIN IMPORTANT INFORMATION. COPIES OF THE PROXY STATEMENT ARE
AVAILABLE FREE OF CHARGE ON THE SEC'S WEBSITE AT HTTP://WWW.SEC.GOV OR BY CONTACTING INNISFREE M&A INCORPORATED BY
TELEPHONE AT (877) 456-3442 OR BY E-MAIL AT INFO@INNISFREEMA.COM.

1998

2006

$54.

50

$33.

70

5 Failed

Restructurings